Exhibit 10.4

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (the “Agreement”) is made and entered into on this 26th day of August, 2010, by and among SofTech, Inc., a Massachusetts corporation (Borrower), Information Decisions, Inc., a Michigan corporation and a wholly-owned subsidiary of Borrower, Workgroup Technology Corporation, a Delaware corporation and a wholly-owned subsidiary of Borrower (each a Guarantor, collectively the Guarantors), and Greenleaf Capital, Inc., a Michigan corporation (Lender).

RECITALS

A.

Lender is the holder of a Promissory Note (Revolving Line of Credit) executed by Borrower dated March 25, 2009, in the original principal amount of Three Million Dollars ($3,000,000.00), and amended on October 30, 2009 to increase the principal amount to Three Million Five Hundred Thousand Dollars ($3,500,000.00), and a Promissory Note (Term Note) executed by Borrower dated March 25, 2009, in the principal amount of Eight Million Nine Hundred and Ten Thousand Five Hundred and Twenty-Eight and 11/100 Dollars ($8,910,528.11) (the “Notes”), which are secured by a Security Agreement on all assets owned by Borrower (the “Security Agreement”). The Notes, the Security Agreement, and such other documents executed by Borrower, and those certain documents executed by Guarantors pursuant to this Agreement, shall hereinafter be referred to as the “Loan Documents.”

B.

Borrower has defaulted on the Notes by, among other things, failing to make two or more monthly installment payments. In addition, Borrower has informed Lender that it will not be able to make monthly installment payments for at least the remainder of the 2010 calendar year, and moreover that it will require further credit to remain in operation.

C.

Lender has agreed to forbear from enforcing its rights against Borrower, Borrower’s assets, Guarantors, and Guarantors’ assets, for a period of time to provide Borrower time to obtain substitute financing, or to consummate some other transaction, only upon Lender’s express written approval, which will result in the repayment of some or all of Borrower’s indebtedness to Lender.

D.

Lender is willing to forbear from enforcing its rights against Borrower, Borrower’s assets, Guarantor, and Guarantors’ assets, provided that such forbearance is on the terms and conditions contained therein, and provided that, except as expressly modified in this Agreement, such forbearance does not waive or otherwise prejudice the rights of Lender.

In consideration of the premises and the terms and conditions herein, the parties agree as follows:

1.

Borrower and the Guarantors acknowledge, confirm, and agree that, as of the close of business on August 26, 2010, Borrower and the Guarantors are indebted to Lender under the Loan Documents in the total amount of $9,951,718.57, which consists of the principal amount of $9,807,510.63 and interest of $144,207.94, plus per diem interest. Any and all indebtedness under the Loan Documents, together with interest accrued and accruing thereon, and fees, costs, expenses, and other charges now or hereafter payable by Borrower and the Guarantors to Lender, including without limitation legal fees and costs, are unconditionally owing by Borrower and the Guarantors to Lender, without offset, recoupment, defense, or counterclaim of any kind, nature, or description whatsoever.

2.

Borrower and the Guarantors acknowledge, confirm, and agree that (a) each of the Loan Documents to which it is a party has been executed and delivered to Bank or Lender by Borrower or Guarantors, as applicable, and each is in full force and effect as of the date of this Agreement; (b) the agreements and obligations of Borrower and the Guarantors contained in such documents and in this Agreement constitute legal, valid, and binding obligations of Borrower and of the Guarantors, enforceable against it and them in accordance with their respective terms, and Borrower and the Guarantors have no valid defense to the enforcement of such obligations; (c) Lender is and shall be entitled to the rights, remedies, and benefits provided for in the Loan Documents and applicable law; and (d) the indebtedness is in default and will continue to be due and payable in full.

3.

Borrower and the Guarantors acknowledge, confirm, and agree that Lender has and shall continue to have valid, enforceable, and perfected first-priority liens on and security interests in the collateral heretofore granted to Lender pursuant to the Loan Documents or otherwise granted to or held by Lender.

4.

Each party acknowledges and agrees that (a) Lender has fully performed all of its obligations under the Loan Documents; (b) Lender has no obligation to continue to lend to Borrowers or make other financial accommodations available to Borrowers; (c) Lender has no obligation to forbear from enforcing its rights and remedies beyond the Forbearance Period (as hereinafter defined); (d) any loans or other financial accommodations made after the date of this Agreement will be made in Lender’s sole discretion; (e) except as otherwise provided in this Agreement, Lender has made no representations of any nature or kind that funding (or other financial accommodations) in any amount will continue; and (f) Lender has made no representations of any nature or kind that the Forbearance Period (as hereinafter defined) will be extended beyond its expiration.

5.

Each party further acknowledges and agrees that the actions taken by Lender to date in furtherance of the Loan Documents are reasonable and appropriate under the circumstances and are within Lender’s rights under the Loan Documents and applicable law.

6.

During the “Forbearance Period,” as defined in this Agreement, the parties agree to act in accordance with the following provisions:

(a)

Lender agrees that it will not file or join in the filing of any involuntary petition in Bankruptcy with respect to Borrower or Guarantors, or otherwise initiate any similar involuntary proceedings for the benefit of creditors, including any proceeding for the appointment of a trustee, receiver, conservator, or liquidator of Borrower or Guarantors, or any portion of Borrower’s or Guarantors’ assets;

(b)

Other than those payments required hereunder, Lender agrees that it will not seek to enforce against Borrower or Guarantors, by litigation or otherwise, any payment due pursuant to the provisions of the Loan Documents;

(c)

Lender agrees that it will not exercise or enforce any right or remedy against Borrower or Guarantors to which Lender would be entitled under the terms of the Loan Documents by reason of the maturity of the Notes, provided that such forbearance shall not act as a waiver of Lender’s right to enforce any such right or remedy after the termination of the Forbearance Period;

(d)

Lender agrees that it will not seek to foreclose or otherwise proceed under the Loan Documents upon any assets of Borrower or Guarantors;

(e)

Lender will allow advances to Borrower under the existing Revolving Line of Credit provided availability exists under the specific Line of Credit from which an advance is requested and further provided such advance complies with the terms of this Agreement;

(f)

In consideration of entering into this Agreement and allowing additional advances on the Revolving Line of Credit, and as a condition precedent to the effectiveness of this Agreement, Borrower and Guarantors must deliver to Lender a Guaranty of Borrower’s indebtedness and a Security Agreement executed by each Guarantor in a form satisfactory to Lender.

(g)

Borrower and Guarantors agree to comply with the terms and conditions of the Loan Documents and this Agreement and shall not commit or allow any acts or omissions that would be a default under the Loan Documents or this Agreement; and

7.

The Forbearance Period shall commence when this Agreement is fully executed and shall terminate on the earlier of October 1, 2010, or the date of the occurrence of any of the following events of default:

(a)

Borrower procuring financing that retires in full the outstanding indebtedness of principal, interest, and any other expenses incurred by Lender with respect to the Notes;

(b)

the filing of any voluntary or involuntary petition in Bankruptcy with respect to Borrower or Guarantor, or the commencement of any similar proceedings for the benefit of creditors, including any proceeding for the appointment of a trustee, receiver, conservator, or liquidator of Borrower, Guarantor, or any portion of Borrower’s or Guarantor’s assets;

(c)

any sale, transfer, or other disposition of any property securing Borrower’s or Guarantor’s indebtedness to Lender, or of Borrower’s or Guarantor’s interest in any such property, except as expressly provided herein, or upon the prior written approval of Lender;

(d)

the making by Borrower of any false representation or the breach of warranty made in any of the Loan Documents or in any statement or certificate at any time given in writing pursuant to or in connection with this Agreement;

(e)

any event of default remaining uncured under the Loan Documents.

8.

Upon the occurrence of any event of default or upon termination of this Agreement, Lender may, at its option and without notice to Borrower, do any one or more of the following:

(a)

enforce this Agreement;

(b)

enforce the original Loan Documents in accordance with their terms; or

(c)

exercise any and all rights and remedies pursuant to the Loan Documents in such manner as Lender, in its sole and exclusive judgment, may determine.

9.

Borrower agrees to furnish within three (3) days to Lender such additional financial or other information as Lender may request from time to time to verify compliance with this Agreement and as required by the Loan Documents, or to ascertain whether any event of termination of the Forbearance Period has occurred.

10.

Borrower acknowledges that Borrower has requested Lender to forbear from collection of the indebtedness, that such forbearance is satisfactory to Borrower, and that such forbearance is in the best interest of Borrower and Lender.

11.

Borrower agrees to execute from time to time such documents as requested by Lender to protect Lender’s liens and security interests.

12.

Borrower acknowledges that, notwithstanding anything herein to the contrary, Lender is not required to extend the term of this Agreement beyond the Forbearance Period set forth in Paragraph 7.

13.

Borrower and Guarantors acknowledge that Lender is entitled to payment of, and agrees to pay, all expenses, including, but not limited to, actual attorney fees incurred by Lender before or after the date of this Agreement in connection with (1) enforcing or exercising its rights under the Loan Documents and this Agreement, (2) negotiating, preparing, and executing this Agreement, (3) protecting and enforcing its rights in all collateral, and (4) collecting all amounts owed.

14.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Guarantors, for: (i) themselves, (ii) any parent, affiliate or subsidiary thereof, and (iii) their respective partners, officers, directors, shareholders, heirs, legal representatives, legatees, successors and assigns of all of the foregoing persons and entities,

(i)

hereby release and forever discharge the Lender, its past, present and future shareholders, officers, directors, their respective heirs, legal representatives, legatees, successors and assigns (the “Releasees”), of and from all actions, claims, demands, damages, debts, losses, liabilities, indebtedness, causes of action either at law or in equity and obligations of whatever kind or nature, whether known or unknown, direct or indirect, new or existing, by reason of any matter, cause or thing whatsoever occurring on or prior to the date hereof arising out of or relating to any matter or thing whatever, including without limitation, the claims asserted or which could have been asserted by any Borrower in connection with the indebtedness, the Loan Documents and this Agreement; and

(ii)

warrant, represent and acknowledge that they have no defenses to the payment of, nor any right to set off against, all or any of the obligations to Lender set forth in the Loan Documents, nor any counterclaims or other rights of action against Lender of any kind whatsoever, including, without limitation, any right to contest any of the following: the expiration and termination of the Notes; the existence and materiality of the existing defaults; the enforceability, applicability or validity of any provisions of the Loan Documents; the propriety of Lender’s demand for immediate payment of the indebtedness in accordance with the terms of this Agreement; the Lender’s right to all proceeds of the collateral; the existence, validity, enforceability, or perfection of any security interest in favor of the Lender; and the conduct of the Lender in administering the Loan Documents and any legal fees and expenses incurred by the Lender under the Loan Documents or this Agreement. To the extent that a defense, counterclaim, or setoff exists, Borrower and each Guarantor hereby waives it.

15.

Borrower and the Guarantors, on behalf of itself, themselves, and its and their successors, assigns, and other legal representatives, absolutely, unconditionally, and irrevocably, covenant and agree with and in favor of each Releasee that it and they will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Releasee on the basis of any Claim released, remised, and discharged by Borrower or Guarantors pursuant to Paragraph 14 above. If Borrower, the Guarantors, or any of its and their successors, assigns, or other legal representations violate the foregoing covenant, Borrower and the Guarantors, for itself and themselves and its and their successors, assigns and legal representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorney fees and costs incurred by any Releasee as a result of such violation.

16.

Borrower acknowledges and represents that this Agreement is entered into at the request of and as the free and voluntary act of Borrower; that this Agreement is not made with the intent to benefit Lender at the expense of other creditors, and the transaction contemplated herein will not be a preference against any other creditors of Borrower; that in agreeing to enter into this Agreement Borrower is not acting under any duress, undue influence, misapprehension, or misrepresentation by Lender or the agent, attorney, or any other representative of Lender.

17.

This Agreement and the rights and obligations contained in it shall, unless Lender elects otherwise, survive the filing of a proceeding in bankruptcy by or against Borrower or Guarantor (“Debtors”) and shall be binding on a trustee appointed in a bankruptcy proceeding (whether voluntary or involuntary). If a Debtor becomes the subject of an insolvency, bankruptcy, receivership, dissolution, reorganization, or similar proceeding, federal or state, voluntary or involuntary, under any present or future law, Lender shall be entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of its remedies under the Loan Documents, including specifically, but not limited to, the stay imposed by section 362 of the United States Bankruptcy Code, as amended (11 USC 362). Each Debtor consents to the immediate lifting of the automatic stay and will not contest a motion by Lender to lift the stay.

18.

Each Debtor acknowledges that Lender has the right to sell all of its right, title, and interest in and to the Loan Documents to a third party at any time and consents to Lender’s disclosure, to potential purchasers of the Loan Documents, of Debtors’ payment history under the Loan Documents and all financial statements of Debtors.

19.

Nothing in this Agreement or in any document executed pursuant to this Agreement, nor any act of Lender or its agents, shall be deemed or construed by any party, or by any third party, to create a relationship of third-party beneficiary, principal and agent, limited or general partnership, or joint venture, or of any association or relationship whatsoever involving Lender with the business affairs of Borrower. Lender does not agree to assume any liability or obligation of a Debtor to third parties.

20.

If a payment applied by Lender to the indebtedness is set aside, rescinded, recovered, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency, or reorganization of a Debtor), then the indebtedness to which the payment was applied shall for all purposes be deemed to have continued in existence notwithstanding the application, and the Loan Documents shall be enforceable as to that indebtedness as fully as if Lender had not made the application.

21.

No course of dealing between Borrower and Lender, or any failure or delay on the part of Lender in exercising any rights or remedies under this Agreement or existing by law shall operate as a waiver of any right or remedy of Lender with respect to the indebtedness, and no single or partial exercise of any right or remedy hereunder shall operate as a waiver or preclusion to the exercise of any other rights or remedies Lender may have in regard to the indebtedness.

22.

Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalidated under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions of this Agreement.

23.

Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity, and performance, this Agreement and the other Loan Documents and the obligations arising under the Loan Documents shall be governed by and construed and enforced in accordance with the laws of the state of Michigan applicable to contracts made and performed in such state, without regard to the principles regarding conflicts of laws, and any applicable laws of the United States of America. Borrower and the Guarantors consent and agree that the state or federal courts located in Michigan shall have exclusive jurisdiction to hear and determine any claims or disputes between Borrower and/or the Guarantors and Lender pertaining to this Agreement or any of the other financing agreements or to any matter arising out of or related to this Agreement or any of the other Loan Documents; provided, that Lender, Borrower, and the Guarantors acknowledge that any appeals from those courts may have to be heard by a court located outside of Michigan; and further provided, that nothing in this Agreement shall be deemed or operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to collect the obligations, to realize on the collateral or any other security for the obligations, or to enforce a judgment or other court order in favor of Lender. Borrower and the Guarantors expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower and the Guarantors waive any objection that it or they may have based on lack of personal jurisdiction, improper venue, or forum non conveniens and consent to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower and the Guarantors waive personal service of the summons, complaint, and other process issued in any such action or suit and agree that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower or the Guarantors at the address set forth in this agreement and that service so made shall be deemed completed on the earlier of Borrower’s or the Guarantors’ actual receipt or three days after deposit in the U.S. Mail, proper postage prepaid.

24.

Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

25.

The parties shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

26.

This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

27.

This Agreement shall bind all of the parties and their respective heirs, personal representatives, successors, and assigns.

28.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. ALL PRIOR AND CONTEMPORANEOUS ORAL AGREEMENTS, IF ANY, BETWEEN LENDER, ON THE ONE HAND, AND ANY ONE OR MORE OF THE PARTIES, ON THE OTHER HAND, ARE MERGED INTO THIS AGREEMENT AND DO NOT SURVIVE THE EXECUTION OF THIS AGREEMENT.

29.

THE PARTIES AND LENDER ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THE RIGHT MAY BE WAIVED. EACH OF THE PARTIES AND LENDER EACH KNOWINGLY, VOLUNTARILY, IRREVOCABLY, AND AFTER THE OPPORTUNITY TO CONSULT WITH THEIR RESPECTIVE COUNSEL, WITHOUT COERCION, WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM INCLUDING, WITHOUT LIMITATION, ANY CLAIMS AND/OR DEFENSES ASSERTED IN ANY JUDICIAL PROCEEDING DESCRIBED HEREIN. NEITHER LENDER NOR ANY OF THE PARTIES WILL BE DEEMED TO HAVE GIVEN UP THIS WAIVER OF JURY TRIAL UNLESS THE PARTY CLAIMING THAT THIS WAIVER HAS BEEN RELINQUISHED HAS A WRITTEN INSTRUMENT SIGNED BY THE OTHER PARTY STATING THAT THIS WAIVER HAS BEEN GIVEN UP.

30.

This Agreement may not be modified in any manner, except by written agreement signed by all parties.

LENDER		BORROWER

Greenleaf Capital, Inc.		SofTech, Inc.

By:	/s/ Michael D. Elliston	By:	/s/ Jean Croteau

Its:	CFO	Its:	President

Date:	August 26, 2010	Date:	August 26, 2010

GUARANTORS

Information Decisions, Inc.
A Michigan corporation

		By:	/s/ Jean Croteau

		Its:	President

		Date:	August 26, 2010

Workgroup Technology, Inc.
A Delaware corporation

		By:	/s/ Jean Croteau

		Its:	President

		Date:	August 26, 2010